Exhibit 3.1

                            AMENDMENT TO THE BY-LAWS
                         OF PERF-GO GREEN HOLDINGS, INC.
                         -------------------------------


     1. The first sentence of Article III, Section 1 of the By-Laws of Perf-Go Green Holdings, Inc. (the "Corporation") is hereby amended to to read as follows:

          "The number of directors of the Corporation shall be not more than ten
          (10) but not less than (1), the actual number to be fixed by the stockholders or the Board of Directors from time to time."

     2. Except as herein amended, the By-Laws of the Corporation remain in full force and effect.